UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2018, Midwest Holding Inc. (“Midwest” or the “Borrower”) entered into a Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement (the “Agreement”) with a non-affiliated third party, Xenith Holdings LLC, a Delaware limited liability company (“Xenith” or the “Lender”).

The following summarizes the Agreement and the transactions contemplated thereby:

Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement.

1. After certain conditions are met, primarily receipt of approval of the Agreement by the Nebraska Department of Insurance which is expected, but cannot be assured, within 30-60 days, a closing will be held (the “Initial Closing”) at which the Lender will loan $600,000 (the “Loan”) to Midwest, repayable upon maturity in 10 years with cash interest of 4% per annum payable quarterly and accrued interest of another 4% per annum payable upon maturity.

2. The first $500,000 of the Loan will be convertible, at Lender’s election, into approximately 24,300,000 shares of Midwest’s voting common stock (which equates to approximately $0.02 per share). The remaining $100,000 will also be convertible at the same rate if Midwest has adequate authorized voting common stock available which will require an amendment to its Articles of Incorporation under an SEC proxy statement. See “Articles of Amendment” below.

3. Also at the Initial Closing the Lender will purchase 1,500,000 shares of Midwest’s newly created Class C Preferred Stock for $1,500,000. The Preferred Stock will be convertible, at the Lender’s election, into approximately 72,900,000 shares of Midwest’s voting common stock (also at approximately $0.02 per share). See “Preferred Stock” below.

4. After the Initial Closing (sale and issuance of the $600,000 Notes and the Preferred Stock) the Lender, in its sole discretion, may loan up to an additional $22,900,000 to Midwest. Any loans made by Lender under this election (“Subsequent Loans”) will also be convertible into Midwest’s voting common stock at the rate of approximately $0.02 per share.

5. To summarize the above for purposes of illustration assuming the Notes and shares of Preferred Stock are converted into Midwest voting common stock:

	Number	Percentage
Current Midwest Shareholders	22,900,000	18.3%

Note Conversion ($500,000)	24,300,000	19.5%

Note Conversion ($100,000)	4,900,000	3.9%

Preferred Stock Conversion	72,900,000	58.3%

Total Outstanding	125,000,000	100.0%

If the Lender elects to make Subsequent Loans to Midwest, any conversion of all or a portion of those loans, also at approximately $0.02 per share, will further increase its percentage ownership of Midwest’s outstanding voting shares and decrease the percentage ownership held by current Midwest shareholders. The conversion of Subsequent Loans assumes that Midwest’s Articles of Incorporation are appropriately amended as does the possible conversion of the $100,000 Note above. This amendment will require approval of Midwest’s shareholders. See “Articles of Amendment” below.

6. The Agreement has several other important provisions:

(a) Loan and Preferred Stock proceeds must be contributed to Midwest’s insurance subsidiary, American Life & Security Corp. (“ALSC”), to be held by it and used for general business purposes (except for up to $100,000 which may be used by Midwest to cover some of its expenses in entering into and complying with its several obligations under the Agreement).

(b) Midwest has made certain representations and warranties relating to, among other things: (i) proper corporate organization of Midwest and ALSC and similar corporate matters; (ii) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (iii) absence of conflicts; (iv) capital structure; (v) accuracy of its articles of incorporation and governing documents; (vi) required consents and approvals; (vii) financial information; (viii) absence of certain changes or events; (ix) title to assets and properties; (x) material contracts; (xi) insurance; (xii) licenses and permits; (xiii) compliance with laws; (xiv) ownership of intellectual property; (xv) employment and labor matters; (xvi) taxes and audits; (xvii) environmental matters; (xviii) brokers and finders; and (xix) other customary representations and warranties.

(c) Restrictions on the conduct of Midwest’s business pending closing generally requiring it to conduct its business in ordinary course.

(d) Prohibition against Midwest, its directors, officers or representatives soliciting superior offers or alternatives to the transactions described in the Agreement pending the Initial Closing.

(e) Midwest must promptly obtain an audit of its 2017 financial statements.

(f) Several conditions to the Initial Closing, particularly including the approval of the Nebraska Department of Insurance which could take 30-60 days from the date of the Agreement.

(g) At the Initial Closing, Midwest must replace all ALSC officers and directors and replace them with the Lender’s nominees as successors.

(h) If an unsolicited offer arises prior to the Initial Closing which the Board of Midwest believes is superior to the terms of the Agreement, the Agreement may be terminated but Midwest must pay the Lender’s costs and expenses of $150,000 and a break-up fee of $250,000.

(i) If Midwest’s shareholders fail to approve the amendment to the Articles of Incorporation to authorize additional shares of voting common stock, the Lender, at its option, may terminate the Agreement (except that the Notes of $600,000 and the Preferred Stock would continue in place) and the Lender would be entitled to its costs and expenses of up to $150,000 and would no longer have the right to make Subsequent Loans.

(j) The Agreement may be terminated and/or abandoned at any time prior to the Initial Closing:

(i) by the mutual written agreement of Midwest and Xenith;

(ii) by Midwest or Xenith by giving written notice to the other party at any time prior to the Initial Closing in the event that the Initial Closing shall not have occurred on or before September 30, 2018 unless the failure of the Initial Closing to occur results from the failure of the party seeking to terminate the Agreement to materially perform each of its obligations under the Agreement required to be performed by it;

(iii) by Midwest or Xenith giving written notice to the other party at any time prior to the Initial Closing in the event that Midwest or Xenith, respectively, has breached any of its respective representations, warranties, covenants or obligations contained in the Agreement;

(iv) by Midwest or Xenith giving written notice to the other party, in the event of the issuance of a final, non-appealable and binding governmental order, the enactment of any statue or the promulgation of any rule or regulation by any governmental entity having jurisdiction, which has the effect of preventing, prohibiting or making illegal the consummation of the transactions contemplated in the Agreement;

(v) by Xenith if (i) the shareholder’s meeting (including any adjournments thereof) shall have been held and completed to increase the number of shares of its authorized voting common stock; and (ii) the approval of shareholders shall not have been obtained;

(vi) by Xenith if Midwest’s Board of Directors shall have failed to recommend that Midwest’s shareholders vote to adopt the amendment to its articles of incorporation to increase the number of shares of its authorized voting common stock; or the Board of Directors of Midwest has recommended against shareholder approval of the amendment or taken any other action inconsistent with obtaining the shareholder vote to amend Midwest’s articles of incorporation;

(vii) Midwest, prior to the Initial Closing, has determined to pursue an alternative transaction with a third party that the Board of Directors of Midwest has determined to be a superior proposal to the Agreement and offers greater value or opportunity to Midwest shareholders; and

(viii) by Xenith if, since the date of the Agreement, there shall have occurred any effect, event, condition, fact, development or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the assets, business or operations of Midwest or ALSC.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Agreement, a copy of which is filed as Exhibit 10.18 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Preferred Stock

The Agreement requires that Midwest’s Board of Directors adopt an amendment to its Articles of Incorporation to authorize a new series of Preferred Stock with the following characteristics:

(a) Number: 1,500,000 shares.

(b) Rank: Senior to Midwest’s voting common stock on liquidation with a liquidation preference of $1.00 per share or $1,500,000 in the aggregate.

(c) Dividends: Subject to the availability of funds, dividends at the annual rate of 8% of the liquidation preference of $1,500,000; if not paid the dividends accrue.

(d) Redemption: At any time beginning in early 2025 and subject to Nebraska law, the Lender may require Midwest to redeem the shares of Preferred Stock at the liquidation preference (plus accrued dividends) or fair market value, whichever is greater. If the shares are not redeemed for any reason, a default interest rate of 12% per year begins (and increases by 1% per month).

(e) Conversion: The Preferred Stock is convertible into Midwest’s voting common stock at the Lender’s election after the Initial Closing at the rate of approximately $0.02 per share for a total of approximately 72.9 million shares of Midwest voting common stock.

(f) Voting: The Preferred Stock votes along with Midwest’s voting common stock as a single class on an “as converted” basis.

(g) Election of Directors: Holders of Preferred Stock voting as a separate class are entitled to elect five of Midwest’s eight members of its Board of Directors.

(h) Protective Provisions: The Preferred Stock has several protections against Midwest taking action that would adversely affect the rights of holders of Preferred Stock such as mergers, liquidation, dilutive stock issuances, among others.

Articles of Amendment

The Agreement requires that, immediately after the Initial Closing, Midwest call a meeting of its shareholders to consider and act upon an amendment to its amended and restated articles of incorporation to increase its authorized shares of voting common stock to 1,237,101,950 shares, $0.001 per value. This increase would be needed if Lender were to convert its $500,000 Note and shares of Preferred Stock into Midwest voting common stock and then elects to convert its $100,000 Note and Notes related to any Subsequent Loans into shares of Midwest voting common stock. Shareholder action will be requested pursuant to a proxy statement filed with and cleared by the U.S. Securities and Exchange Commission (“SEC”). This report shall not be deemed to be the solicitation of or request for a proxy. Such solicitation will be made only with a related proxy statement and notice of special meeting of shareholders.

Security Agreement

Under a separate security agreement, the Loans made by Lender evidenced by the Notes will be secured by the outstanding common stock of ALSC which is all owned by Midwest. Hence upon any default under the Notes or the security agreement, Midwest could stand to lose its ownership of ALSC, its only principal asset.

Employment Agreement

The Lender requires that the employment agreement between Midwest and Mark A. Oliver, its Chief Executive Officer, be modified to be terminable at will and that his base salary be reduced.

Consulting Agreements

The Agreement requires that ALSC enter into consulting agreements with two persons affiliated with Lender for $500 per month plus expenses terminable upon the earlier of the expiration of three months from May 9, 2018 or upon the Initial Closing. These consultants will assess the feasibility of developing new insurance products for ALSC.

Additional Information

When available, the proxy statement relating to the amendment to Midwest’s amended and restated articles of incorporation described above will be mailed to Midwest shareholders and Midwest shareholders will be able to obtain copies of the proxy statement and related documents free of charge from the SEC’s website, www.sec.gov or from Midwest upon request.

Cautionary Statement Regarding Forward-Looking Information

This filing contains forward-looking statements within the meaning of federal securities laws regarding Midwest and are subject to risks, uncertainties and other factors, some of which are beyond Midwest’s control and are difficult to predict. Such forward-looking statements include: the ability to complete the proposed transactions between Midwest and Xenith on anticipated terms and timetable; the ability to obtain approval by the shareholders of Midwest related to the proposed amendment to its articles of incorporation; the ability to satisfy various other conditions to the closing of the transactions contemplated by the Agreement; and the ability to obtain governmental approvals of the Agreement and proposed transactions on the proposed terms and any conditions imposed by any such governmental authority.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit
No.	Description
10.18*	Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement between Midwest Holding Inc. and Xenith Holdings LLC dated May 9, 2018.
____________________

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Midwest hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: May 14, 2018	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.18*	Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement between Midwest Holding Inc. and Xenith Holdings LLC dated May 9, 2018
____________________

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Midwest hereby undertakes to furnish supplementally a copy of any omitted schedule upon request by the SEC.